Exhibit 5.1

[Letterhead of William A. Galanko]

November 21, 2013

Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510

RE:	Norfolk Southern Corporation $400,000,000 3.850% Senior Notes due 2024

Ladies and Gentlemen:

As Vice President — Law of Norfolk Southern Corporation, a Virginia corporation (the “Company”), I have delivered to you an opinion letter dated February 17, 2012 (the “Opinion”), in connection with the Company’s Automatic Shelf Registration Statement on Form S-3, File No. 333-179569 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2012. The Registration Statement was filed for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Offered Securities (as defined in the Opinion).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and relates to the offer and sale of $400,000,000 aggregate principal amount of 3.850% Senior Notes due 2024 (the “Notes”) to be issued under a Base Indenture, dated as of March 15, 2012 (the “Base Indenture”), as supplemented by a fourth supplemental indenture, dated as of November 21, 2013 (together with the Base Indenture, the “Indenture”), by and between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”).

In rendering the opinions stated below, I have, or an attorney working for me has, examined and relied upon the following: (i) the Registration Statement; (ii) the Indenture; (iii) the Prospectus dated September 4, 2012 (the “Prospectus”); and (iv) a copy of a Prospectus Supplement to the Prospectus dated November 18, 2013 (the “Prospectus Supplement”). I have, or an attorney working for me has, also examined originals or copies, certified or otherwise identified of such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents

Norfolk Southern Corporation
November 21, 2013

submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions stated below which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am a member of the Bar of the Commonwealth of Virginia, and I do not express any opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions stated below. The opinions stated below are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, I am of the opinion that the Notes have been legally issued and constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and will be entitled to the benefits of the Indenture.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company as of the date hereof. I also hereby consent to the reference to me under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Norfolk Southern Corporation
November 21, 2013

Very truly yours,

/s/ William A. Galanko
William A. Galanko